UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2023

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

(Exact name of registrants as specified in its charter)

Israel	001-16174	Not Applicable
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

124 Dvora Hanevi’a Street
Tel Aviv 6944020, Israel
(Address of Principal Executive Offices, including Zip Code)

+972- 3-914-8213

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one Ordinary Share	TEVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Teva Pharmaceutical Industries Limited (“Teva” or the “Company”) held its Annual Meeting on June 15, 2023 (the “Annual Meeting”). The following is a summary of the matters voted on at the meeting.

(1)    The shareholders elected to appoint the following persons to the Board, to serve until Teva’s 2026 annual meeting of shareholders, as follows:

Directors	For	Against	Abstain	Brokers non-vote
Dr. Sol J. Barer	490,224,315	153,968,878	4,893,082	103,855,164
Janet S. Vergis	498,422,096	145,733,938	4,930,241	103,855,164

(2)    The shareholders did not approve, on a non-binding advisory basis, the compensation for Teva’s named executive officers listed in the proxy statement for the Annual Meeting, as follows:

For	Against	Abstain	Brokers non-vote
319,197,368	324,474,010	5,417,079	103,855,164

(3)    The shareholders approved the appointment of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Ltd., as Teva’s independent registered public accounting firm until Teva’s 2024 annual meeting of shareholders, as follows:

For	Against	Abstain	Brokers non-vote
712,745,286	35,777,701	1,019,646	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

Date: June 15, 2023	By:	/s/ Eli Kalif
	Name:	Eli Kalif
	Title:	Executive Vice President, Chief Financial Officer